Exhibit 24.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the foregoing Form S-8 Registration Statement of our report dated March 15, 2004, relating to the consolidated financial statements of Avenue Group, Inc. and Subsidiaries appearing in the Avenue Group, Inc. Annual Report on Form 10-KSB for the years ended December 31, 2003 and 2002, filed with the Securities and Exchange Commission on March 30, 2004.

/s/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida

April 23, 2004